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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                  Date of Event Requiring Report: May 28, 2003


                      ADVANCED PLANT PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

      Delaware                 000-28459                   59-2762023
   -------------        -----------------------        ------------------
    (State of           (Commission File Number)        (IRS Employer)
   Incorporation)                                       Identification #)


                  43 West 33rd Street, New York, New York 10001
                  --------------------------------------------
                    (Address of Principal Executive Offices)



                                 (212) 695-3334
                    ----------------------------------------
              (Registrant's telephone number, including area code)






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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

On May 28, 2003, the Registrant entered into an agreement with Tele-V, LLC., a marketing company with in-house expertise in purchasing, manufacturing and marketing consumer products, and the ability to execute print and broadcast media buys.

According to the terms of the agreement, Tele-V, LLC has the exclusive right to purchase a minimum of 100,000 bottles, through July 2003 of APPI's patented cholesterol reducing dietary supplement, Lo-Chol, for resale. In exchange for awarding Tele-V, LLC the exclusive rights for the marketing and distribution of Lo-Chol, Tele-V, LLC has agreed to bear all costs associated with the marketing, designs, and distribution etc. of Lo-Chol, including a significant commitment of media buys. Tele-V, LLC will produce and air a Lo-Chol radio commercial within 90 days of this agreement, followed by the production and airing of an infomercial on Lo-Chol within 120 days.

Pursuant to the Agreement, Tele-V shall purchase a minimum of $2,000,000 worth of purchase orders per year after the date of the first purchase order.

On June 3, 2003, the Registrant put out a press release covering this information.


EXHIBITS

N/A


SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

         By: /s/ David Lieberman
         ---------------------------------
                  David Lieberman
                  President

Date:             June 16, 2003

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